Ohr Pharmaceutical, Inc. 8-K

Exhibit 99.1

OHR PHARMACEUTICAL ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK AND WARRANTS

NEW YORK, April 4, 2017 -- Ohr Pharmaceutical, Inc. (Nasdaq: OHRP), an ophthalmology research and development company, today announced that it intends to offer shares of its common stock and warrants to purchase shares of its common stock in a public offering.

Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC and Chardan are acting as co-lead placement agents for the offering. The offering is being conducted as a “best efforts” offering and neither placement agent is obligated to purchase any securities.

The Company intends to use the proceeds from the offering for working capital and other general corporate purposes, including the completion and data readout of its ongoing clinical study.

The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The securities described above are being offered by the Company pursuant to a shelf registration statement (File No. 333-201368) previously filed and declared effective by the Securities and Exchange Commission (“SEC”) on January 21, 2015. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC. When available, electronic copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from H.C. Wainwright & Co., LLC by e-mailing placements@hcwco.com or by calling (646) 975-6996, or Chardan Capital Markets, LLC, at +1 (646) 465-9000, or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Ohr Pharmaceutical, Inc.

Ohr Pharmaceutical, Inc. (OHRP) is an ophthalmology research and development company. The company’s lead drug candidate, Squalamine lactate ophthalmic solution, 0.2% (also known as OHR-102), is currently being studied using an eye drop formulation in a clinical trial for the treatment of the wet form of age-related macular degeneration. In addition, Ohr has a sustained release micro fabricated micro-particle ocular drug delivery platform technology. Additional information on the company may be found at www.ohrpharmaceutical.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made only as the date thereof, and we undertake no obligation to update or revise the forward-looking statement whether as a result of new information, future events or otherwise. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including our expectations with the public offering, including statements about our intended use of proceeds from the offering, including our ability to raise sufficient funds to perform and conclude clinical trials, the financial resources available to us, the ability to negotiate and conclude a strategic partnership, the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments, and general economic conditions. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Shareholders and prospective investors are cautioned that no assurance of the efficacy of pharmaceutical products can be claimed or assured until final testing; and no assurance or warranty can be made that the FDA will approve final testing or marketing of any pharmaceutical product. Our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q discuss some of the important risk factors that may affect our business, results of operations and financial condition.